Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Barclays Capital Retail and Restaurants Conference

FORT WORTH, Texas--(BUSINESS WIRE)--April 18, 2012--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Barclays Capital Retail and Restaurants Conference being held April 24-25, 2012 at Barclays Capital, 745 Seventh Avenue in New York City. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on Tuesday, April 24th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400